   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 22, 1998
                                     REGISTRATION NO. 333-______________________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                     DATA PROCESSING RESOURCES CORPORATION
             (Exact name of registrant as specified in its charter)

                                ---------------

           California                                 95-3931443
(State or other jurisdiction of                     (I.R.S. Employer
incorporation or organization)                    Identification No.)

                      4400 MacArthur Boulevard, Suite 600
                        Newport Beach, California 92660
                                 (949) 553-1102
                    (Address of Principal Executive Offices)

                                ---------------

                     DATA PROCESSING RESOURCES CORPORATION
                       1994 STOCK OPTION PLAN, AS AMENDED
                            (Full title of the plan)

                                ---------------

                               Michael A. Piraino
                            Executive Vice President
                     Data Processing Resources Corporation
                      4400 MacArthur Boulevard, Suite 600
                        Newport Beach, California 92660
                                 (949) 553-1102
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                ---------------

                                   COPIES TO:
                             Elaine R. Levin, Esq.
                               Riordan & McKinzie
                       695 Town Center Drive, Suite 1500
                         Costa Mesa, California  92626
                                 (714) 433-2900
                        CALCULATION OF REGISTRATION FEE

=======================================================================================
                                            PROPOSED         PROPOSED
 TITLE OF EACH CLASS OF       AMOUNT        MAXIMUM          MAXIMUM        AMOUNT OF
    SECURITIES TO BE          TO BE      OFFERING PRICE     AGGREGATE      REGISTRATION
       REGISTERED           REGISTERED   PER SHARE/(1)/   OFFERING PRICE       FEE
---------------------------------------------------------------------------------------
Common Stock                 1,000,000      $24.44        $24,440,000         $6,795
=======================================================================================

/(1)/ Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457, based on the average of the high and low sales prices of the Company's Common Stock, as reported on the Nasdaq National Market on December 18, 1998.

================================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



     Pursuant to General Instruction E to Form S-8 regarding the registration of additional securities, the contents of the Data Processing Resources Corporation Registration Statements on Form S-8 filed with the Securities and Exchange Commission on June 28, 1996 (File No. 333-07145), and on January 29, 1997 (File No. 333-20627) with respect to Data Processing Resources Corporation 1994 Stock Option Plan, As Amended, are incorporated by reference into this Registration Statement. No additional information is required in this Registration Statement that is not in the earlier Registration Statements filed on June 28, 1996 and January 29, 1997, or incorporated by reference into such Registration Statements.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Newport Beach, State of California, on December 21, 1998.

                              DATA PROCESSING RESOURCES CORPORATION


                              By:  /s/ Michael A. Piraino
                                 ------------------------
                                Michael A. Piraino
                                Executive Vice President

                               POWERS OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David M. Connell, Michael A. Piraino and James A. Adams and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for each person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

          Signature                             Title                          Date
-----------------------------   --------------------------------------   -----------------
/s/ Mary Ellen Weaver             Chairman of the Board, Chief           December 21, 1998
-----------------------------     Executive Officer, and Director
Mary Ellen Weaver                 (Principal Executive Officer)

/s/ David M. Connell              President, Chief Operating Officer     December 21, 1998
-----------------------------     and Director
David M. Connell

/s/ Michael A. Piraino            Executive Vice President, Finance      December 21, 1998
-----------------------------     and Principal Financial Officer
Michael A. Piraino

/s/ James A. Adams                Chief Financial Officer and Principal  December 21, 1998
-----------------------------     Accounting Officer
James A. Adams

/s/ J. Christopher Lewis          Director                               December 21, 1998
-----------------------------
J. Christopher Lewis

/s/ Patrick C. Haden              Director                               December 21, 1998
----------------------------
Patrick C. Haden

/s/ Christopher Lancashire        Director                               December 21, 1998
-----------------------------
Christopher Lancashire

                               INDEX TO EXHIBITS

Sequentially
Numbered
Exhibit                       Description
-------------                 -----------
5.1            Opinion of Riordan & McKinzie, a Professional Corporation

23.1           Consent of Riordan & McKinzie, a Professional Corporation
               - included in Exhibit 5.1

23.2           Consent of Deloitte & Touche LLP

24.1           Power of Attorney (included on page II-2)